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                                                                    Exhibit 23.9

                            CONSENT OF JOHN ZUCCOTTI

     The undersigned hereby consents (i) to the reference to his name in the Registration Statement on Form S-4 (the "Registration Statement") and related Joint Proxy Statement/Prospectus of Applied Graphics Technologies, Inc. ("AGT"), and any amendments thereto, as a person expected to serve as a director of AGT following the consummation of the Merger (as defined in the Registration Statement) and (ii) to serve as a director of AGT if elected.

                                         /s/ John Zuccotti
                                         ------------------------
                                         John Zuccotti

Dated:  April 20, 1998